   As filed with the Securities and Exchange Commission on February 12, 2003.
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                             SHILOH INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                     51-0347683
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                  Identification Number)

                            Suite 202, 103 Foulk Road
                           Wilmington, Delaware 19803
           (Address of Principal Executive Offices Including Zip Code)

                             Shiloh Industries, Inc.
                              Amended and Restated
                     1993 Key Employee Stock Incentive Plan
                            (Full Title of the Plan)

                                Stephen E. Graham
                             Chief Financial Officer
                             Shiloh Industries, Inc.
                            5389 West 130/th/ Street
                              Cleveland, Ohio 44130
           (Name and Address of Agent For Service Including Zip Code)

                                 (216) 267-2600
          (Telephone Number, Including Area Code, of Agent For Service)

                          -----------------------------

                                             CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                  Proposed               Proposed
                                                                   Maximum                Maximum           Amount of
        Title of Securities                 Amount to           Offering Price            Aggregate        Registration
          to be Registered               be Registered(1)        Per Share(2)          Offering Price(2)       Fee(2)
------------------------------------- -------------------- ------------------------- ---------------------- --------------
Common Stock, par value $.01  per
share                                       1,250,000               $1.90                   $2,375,000           $218.50
===================================== ==================== ========================= ====================== ==============

(1) An aggregate of 1,700,000 shares of Common Stock, $.01 par value per share, are issuable pursuant to the Amended and Restated 1993 Key Employee Stock Incentive Plan. The Registrant has previously filed a registration statement on Form S-8 with respect to 450,000 shares of Common Stock issuable under the Amended and Restated 1993 Key Employee Stock Incentive Plan. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Amended and Restated 1993 Key Employee Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the amount of registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the Nasdaq National Market on February 11, 2003, within five business days prior to filing.

Item 3.   Incorporation of Documents by Reference

     The following documents previously filed by Shiloh Industries, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2002 and

     (2) The description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 1993, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Article Eight, Section 2 of the Registrant's Restated Certificate of Incorporation allows indemnification of officers and directors to the fullest extent permitted for a corporation organized under the laws of the State of Delaware. In addition, the Registrant has purchased liability insurance covering certain liabilities that may be incurred by the directors and officers of the Registrant and its subsidiaries in connection with the performance of their duties.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for those expenses which the court shall deem proper. Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with certain of its former and current directors and executive officers of the Registrant and expects to enter into similar agreements with any director or executive officer designated by the Board of Directors of the Registrant that may, from time to time, be elected or appointed. Pursuant to the Indemnity Agreements, the Registrant will indemnify a director or officer of the Registrant (the "Indemnitee") if the Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant in specific capacities with another entity, against any and all costs, charges and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. Indemnity is available to the Indemnitee unless it is proved by clear and convincing evidence that the Indemnitee's action or failure to act was not in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. The Indemnity Agreements provide for advancement of expenses to the Indemnitee if the Indemnitee provides the Registrant with a written undertaking that (a) the Indemnitee has reasonably incurred or will reasonably incur actual expenses in defending an actual civil, criminal, administrative or investigative action, suit, proceeding or claim and
(ii) the Indemnitee will repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Registrant.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The exhibits included as part of this Registration Statement are as follows:

          Exhibit Number                             Description
          --------------                             -----------

               4.1 Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3.1 (i) of the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No. 0-21964).

               4.2 By-Laws of the Registrant are incorporated herein by reference to
                                       Exhibit 3.1 (ii) of the Registrant's
                                       Annual Report on Form 10-K for the
                                       fiscal year ended October 31, 1995
                                       (Commission File No. 0-21964).

               4.3 Specimen certificate for the Common Stock, par value $.01 per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No. 0-21964).

               4.4 Stockholders Agreement, dated June 22, 1993, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated herein by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No.
                                       0-21964).

               4.5 Registration Rights Agreement, dated June 22, 1993, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated herein by reference to
                                       Exhibit 4.3 of the Registrant's Annual
                                       Report on Form 10-K for the fiscal
                                       year ended October 31, 1995
                                       (Commission File No. 0-21964).

               4.6 First Amendment to Stockholders Agreement, dated March 11, 1994, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated herein by reference to
                                       Exhibit 4.4 of the Registrant's Annual
                                       Report on Form 10-K for the fiscal year
                                       ended October 31, 1995 (Commission File
                                       No. 0-21964).

               4.7 Termination of Stockholders Agreement, dated May 29, 2001, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated by reference to Exhibit
                                       4.5 of the Registrant's Annual Report
                                       on Form 10-K for the fiscal year ended
                                       October 31, 2001 (Commission File No.
                                       0-21964).

               5.1                     Opinion of Jones Day.

               23.1                    Consent of PricewaterhouseCoopers LLP.

               23.2                    Consent of Jones Day (included in Exhibit
                                       5.1).

               24.1                    Power of Attorney.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 12, 2003.

                                                 SHILOH INDUSTRIES, INC.

                                                 By: /s/ Stephen E. Graham
                                                     --------------------------
                                                     Stephen E. Graham
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                        Title                                  Date
                ---------                                        -----                                  ----
*
------------------------------------        President and Chief Executive Officer                February 12, 2003
Theodore K. Zampetis                       (Principal Executive Officer) and Director

/s/ Stephen E. Graham
------------------------------------       Chief Financial Officer and Treasurer                 February 12, 2003
Stephen E. Graham                          (Principal Financial and Accounting Officer)

*                                          Chairman of the Board and Director                    February 12, 2003
------------------------------------
Curtis E. Moll

*                                          Director                                              February 12, 2003
------------------------------------
Maynard H. Murch, IV

*                                          Director                                              February 12, 2003
------------------------------------
Ronald C. Houser

*                                          Director                                              February 12, 2003
------------------------------------
David J. Hessler

*                                          Director                                              February 12, 2003
------------------------------------
James A. Karman

*                                          Director                                              February 12, 2003
------------------------------------
John J. Tanis

*                                          Director                                              February 12, 2003
------------------------------------
Dieter Kaesgen

     * Stephen E. Graham, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Commission.

By: /s/ Stephen E. Graham                            February 12, 2003
    --------------------------------
    Stephen E. Graham

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

             Exhibit Number                          Description
             --------------                          -----------

                  4.1 Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3.1 (i) of the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No. 0-21964).

                  4.2 By-Laws of the Registrant are incorporated herein by reference to
                                          Exhibit 3.1 (ii) of the Registrant's
                                          Annual Report on Form 10-K for the
                                          fiscal year ended October 31, 1995
                                          (Commission File No. 0-21964).

                  4.3 Specimen certificate for the Common Stock, par value $.01 per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No.
                                          0-21964).

                  4.4 Stockholders Agreement, dated June 22, 1993, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated herein by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No.
                                          0-21964).

                  4.5 Registration Rights Agreement, dated June 22, 1993, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated herein by reference to
                                          Exhibit 4.3 of the Registrant's Annual
                                          Report on Form 10-K for the fiscal
                                          year ended October 31, 1995
                                          (Commission File No. 0-21964).

                  4.6 First Amendment to Stockholders Agreement, dated March 11, 1994, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated herein by reference to
                                          Exhibit 4.4 of the Registrant's Annual
                                          Report on Form 10-K for the fiscal
                                          year ended October 31, 1995
                                          (Commission File No. 0-21964).

                  4.7 Termination of Stockholders Agreement, dated May 29, 2001, by and among the Registrant, MTD Products Inc and the stockholders named therein is incorporated by reference to Exhibit
                                          4.5 of the Registrant's Annual Report
                                          on Form 10-K for the fiscal year ended
                                          October 31, 2001 (Commission File No.
                                          0-21964).

                  5.1                     Opinion of Jones Day.

                  23.1                    Consent of PricewaterhouseCoopers LLP.

                  23.2                    Consent of Jones Day (included in
                                          Exhibit 5.1).

                  24.1                    Power of Attorney.